SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


                        ---------------------------------


                                 Date of Report

                                 August 15, 2001
                                 ---------------
                        (Date of earliest event reported)


                           BANKATLANTIC BANCORP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its Charter)



            Florida                      34-027228             65-0507804
 ------------------------------    ----------------------     ------------
(State of other jurisdiction or   (Commission File Number)   (IRS Employer
 incorporation or organization)                              Identification No.)


             1750 East Sunrise Blvd.
             Ft. Lauderdale, Florida                    33304
         ------------------------------               --------
        (Address of principal executive              (Zip Code)
                  offices)



                                 (954) 760-5000
                                 --------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On August 15, 2001, BankAtlantic Bancorp, Inc. (the "Company") exercised its right to redeem all of its outstanding 6-3/4% Convertible Subordinated Debentures Due 2006 (the "Debentures") at a price of 102% (expressed as a percentage of principal amount), plus accrued interest. The Debentures will be redeemed on September 19, 2001 (the "Redemption Date"). At August 8, 2001, there were $49,128,000 million aggregate principal amount of the Debentures outstanding. The Debentures are convertible into shares of the Company's Class A Common Stock at a conversion price of $5.70 per share until 5:00 P.M. New York time on September 12, 2001.














                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BANKATLANTIC BANCORP, INC.



                                       By: /s/James A. White
                                           -----------------------------
                                           James A. White
                                           Executive Vice President and Chief
                                           Financial Officer